Exhibit 99.2

Parkway Acquisition Corp. Announces Cash Dividend

FOR IMMEDIATE RELEASE

For more information contact:

Blake Edwards, President & CEO – 276-773-2811

Lori Vaught, EVP & CFO – 276-773-2811

FLOYD, VA, February 16, 2022 /PRNewswire/ -- Parkway Acquisition Corp. (“Parkway” or the “Company”) (OTC QX: PKKW) – the holding company for Skyline National Bank (“Skyline”), announces a cash dividend on the Company’s common stock of $0.15 per share, payable March 21, 2022 to shareholders of record on March 11, 2022. The Parkway Board of Directors declared the dividend on February 15, 2022.

Skyline is the wholly-owned subsidiary of Parkway and serves southwestern Virginia and northwestern North Carolina with 25 branches and 1 loan production office.